Exhibit 3(i)


                      RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                             CHEYENNE SOFTWARE, INC.



                   1.   The name of the corporation is


                             CHEYENNE SOFTWARE, INC.


                   2.   The address of its registered office in the

         State of Delaware is No. 1209 Orange Street, in the City of

         Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.


                   3.   The nature of the business or purposes to be

         conducted or promoted is:


                        To engage in the development, manufacture and

                   marketing of computer software applications.


                        To act as advisors, consultants, and managers in

                   connection with computer software.


                        To establish, maintain and furnish services re-

                   lated to the collection, processing and maintenance

                   of data, records, information, and communications of







                   all kinds and the development, installation and op-

                   eration of procedures and equipment suitable or use-

                   ful in connection therewith.


                        To engage in any lawful act or activity for

                   which corporations may be organized under the General

                   Corporation Law of Delaware.


                   4.   The total number of shares of common stock which

         the Corporation shall have authority to issue is seventy-five million (75,000,000) and the par value of each such share of common stock is One Cent ($0.01), amounting in the aggregate to

         Seven Hundred and Fifty Thousand Dollars ($750,000.00).  The

         total number of shares of preferred stock which the Corporation shall have authority to issue is five million (5,000,000) and the par value of each such share of preferred stock is One Cent

         ($0.01), amounting in the aggregate to Fifty Thousand Dollars

         ($50,000.00).  The preferred stock of the Corporation may be issued in series, and shall have such relative rights, prefer-

         ences and limitations, dividend or interest rates, conversion prices, voting rights, redemption prices and similar rights as the Board of Directors of the Corporation shall determine upon the issuance of such preferred stock.


                   5.   The corporation is to have perpetual existence.



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                   6.   In furtherance and not in limitation of the pow-

         ers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corpora-

         tion.



                   7.   Elections of directors need not be by written

         ballot unless the by-laws of the Corporation shall so provide.


                   Meetings of stockholders may be held within or with-

         out the State of Delaware, as the by-laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.


                   8.   The Corporation reserves the right to amend,

         alter, change or repeal any provision contained in this Cer-

         tificate of Incorporation, in the manner now or hereafter pre-

         scribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                   9.   No director of the Corporation shall be person-

         ally liable to the Corporation or its stockholders for any mon-

         etary damages resulting from a breach of his fiduciary duty as a director provided that no director shall be relieved from any personal liability for (i) any breach of his duty of loyalty to

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         the Corporation or its stockholders; (ii) acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any violation under Section

         174 of the Delaware General Corporation Law; or (iv) any trans-

         action from which he derived an improper personal benefit.

         This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

































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